As filed with the Securities and Exchange Commission on January 30, 2023

Registration No. 333-268793

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Byline Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	6022 (Primary Standard Industrial Classification Code Number)	36-3012593 (IRS Employer Identification Number)

180 North LaSalle Street, Suite 300
Chicago, Illinois 60601
(773) 244-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Roberto R. Herencia
Executive Chairman and Chief Executive Officer
Byline Bancorp, Inc.
180 North LaSalle Street, Suite 300
Chicago, Illinois 60601
(773) 244-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jennifer Durham King
Vedder Price P.C.
222 North LaSalle Street, Suite 2600
Chicago, IL 60601
(312) 609-7500

From time to time after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell, nor does it seek an offer to buy, these securities in any jurisdiction where such offer or sale is not permitted.

Subject to Completion, dated January 30, 2023

PROSPECTUS

$200,000,000
Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Purchase Contracts
Units

From time to time, we may offer up to $200,000,000 (or the equivalent thereof in any other currency) of the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time they are offered for sale. We will provide the specific terms of the securities to be offered in one or more supplements to this prospectus. Prospectus supplements may also add, update or change information in this prospectus. You should read this prospectus and the applicable prospectus supplement, together with additional information described under “Where You Can Find More Information”, carefully before you invest in our securities. The aggregate offering price of the securities offered pursuant to this prospectus will not exceed $200,000,000.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement describing the terms of the offering of those offered securities. We may sell the securities to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from us or the purchasers of the securities, or a combination thereof. See “Plan of Distribution” for a more complete description of the ways in which the securities may be sold. The names of any underwriters, dealers or agents, the specific terms of the plan of distribution and any applicable underwriting discounts and commissions or other arrangements will be set forth in a prospectus supplement.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “BY”.

Investing in our securities involves risks. You should read carefully and consider the risks referenced under “Risk Factors” beginning on page 3 of this prospectus, as well as the other information contained in or incorporated by reference in this prospectus or in any accompanying prospectus supplement before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

These securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is                       , 2023

Table of Contents

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About This Prospectus

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $200,000,000 (or the equivalent thereof in any other currency). This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by us or on our behalf or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate or an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus and the information incorporated herein by reference contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Certain Defined Terms

Unless we state otherwise or the context otherwise requires, references in this prospectus to:

●	“we”, “our”, “us”, “ourselves”, “Byline” and “the company” refer to Byline Bancorp, Inc., a Delaware corporation, and its consolidated subsidiaries;

●	our “bank” and “Byline Bank” refer to Byline Bank, an Illinois state-chartered bank, and direct wholly-owned subsidiary of Byline Bancorp, Inc.;

●	“Federal Reserve” refers to the Board of Governors of the Federal Reserve System;

●	“fiscal year” refers to our fiscal year, which is based on a twelve-month period ending December 31 of each year (e.g., fiscal year 2021 refers to the twelve-month period ended December 31, 2021);

●	the “SEC” refers to the U.S. Securities and Exchange Commission; and

●	our “common stock” refers to our common stock, par value $0.01 per share, unless otherwise specified.

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Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC, and we have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement, including its exhibits and schedules. For further information about us and the securities described in this prospectus, you should refer to the registration statement, its exhibits and schedules and our reports, proxy statements, information statements and other information filed with the SEC. The SEC maintains an internet site at www.sec.gov from which you can electronically access these materials.

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (other than any portions of the respective filings that are furnished, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than filed) after the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement and after the date of this prospectus and prior to the termination of any offering covered by this prospectus and any applicable prospectus supplement:

(1)	our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 7, 2022 (our “2021 Annual Report”);

(2)	our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2022, filed with the SEC on May 6, 2022; for the quarterly period ended June 30, 2022, filed with the SEC on August 4, 2022; and for the quarterly period ended September 30, 2022, filed with the SEC on November 4, 2022;

(3)	our Current Reports on Form 8-K filed with the SEC on April 22, 2022, June 13, 2022, July 28, 2022, October 14, 2022 and December 12, 2022 (other than the portions of the respective filings that are furnished, pursuant to Item 2.02 or Item 7.01 of Form 8-K (including exhibits related thereto) rather than filed); and

(4)	the description of our capital stock contained in our Registration Statement on Form 8-A, filed with the SEC on June 28, 2017 (File No. 001-38139), as updated by Exhibit 4.2 to our 2021 Annual Report – “Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934”, and any amendment or report filed with the SEC for the purpose of updating such description (to the extent not superseded by the information contained under “Description of Capital Stock” herein).

Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified will not be deemed to constitute a part hereof, except as so modified, and any statement so superseded will not be deemed to constitute a part hereof.

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A copy of any document incorporated by reference in this prospectus may be obtained at no cost by writing or telephoning us at the following address and telephone number:

Byline Bancorp, Inc.
180 North LaSalle Street, Suite 300
Chicago, Illinois 60606
Attention: Investor Relations
Phone: (773) 244-7000

We maintain a website at www.bylinebancorp.com. Information about us, including our reports filed with the SEC, is available through that site. Such reports are accessible at no charge through our website and are made available as soon as reasonably practicable after such material is filed with, or furnished to, the SEC. References to our website address do not constitute incorporation by reference of the information contained on the website, and the information contained on the website is not part of this document.

You may read and copy any materials we file with the SEC at the SEC’s website mentioned under the heading “Where You Can Find More Information.” The information on the SEC’s website is not incorporated by reference in this prospectus.

Cautionary Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized” and “outlook”, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

A number of important factors could cause our actual results to differ materially from those indicated in these forward-looking statements, including those factors identified in “Risk Factors” in “Item 1A. Risk Factors” of our 2021 Annual Report, which is incorporated by reference herein, as such factors may be updated from time to time in our filings with the SEC, and include the following:

●	uncertainty regarding domestic, foreign, and geopolitical developments and the United States and global economic outlook that may impact market conditions or affect demand for certain banking products and services, and the impact on our customers, which could impair the ability of our borrowers to repay outstanding loans and leases, impair collateral values and further increase our allowance for loan and lease losses, as well as result in possible asset impairment charges;

●	unforeseen credit quality problems or changing economic conditions that could result in charge-offs greater than we have anticipated in our allowance for loan and lease losses or changes in the value of our investments;

●	commercial real estate market conditions in the Chicago metropolitan area and southern Wisconsin;

●	deterioration in the financial condition of our borrowers resulting in significant increases in our loan and lease losses and provisions for those losses and other related adverse impacts to our results of operations and financial condition;

●	estimates of fair value of certain of our assets and liabilities, which could change in value significantly from period to period;

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●	competitive pressures in the financial services industry in our market areas relating to both pricing and loan and lease structures, which may impact our growth rate;

●	unanticipated developments in pending or prospective loan and/or lease transactions or greater-than-expected pay downs or payoffs of existing loans and leases;

●	inaccurate information and assumptions in our analytical and forecasting models used to manage our balance sheet;

●	unanticipated changes in monetary policies of the Federal Reserve or significant adjustments in the pace of, or market expectations for, future interest rate changes;

●	availability of sufficient and cost-effective sources of liquidity, funding, and capital as and when needed;

●	our ability to attract, retain or the loss of key personnel or an inability to recruit appropriate talent cost-effectively;

●	adverse effects on our information technology systems resulting from failures, human error or cyberattack, including the potential impact of disruptions or security breaches at our third-party service providers, any of which could result in an information or security breach, the disclosure or misuse of confidential or proprietary information, significant legal and financial losses and reputational harm;

●	greater-than-anticipated costs to support the growth of our business, including investments in new lines of business, products and services, or technology, process improvements or other infrastructure enhancements, or greater-than-anticipated compliance or regulatory costs and burdens;

●	the impact of possible future acquisitions, if any, including the costs and burdens of integration efforts;

●	the ability of Byline to receive dividends from its subsidiaries;

●	legislative or regulatory changes, particularly changes in regulation of financial services companies and/or the products and services offered by financial services companies;

●	changes in Small Business Administration (“SBA”) and U.S. Department of Agriculture (“USDA”) U.S. government guaranteed lending rules, regulations, loan and lease products and funding limits, including specifically the SBA Section 7(a) program, as well as changes in SBA or USDA standard operating procedures or changes to the status of Byline Bank as an SBA Preferred Lender;

●	changes in accounting principles, policies and guidelines applicable to bank holding companies and banking generally;

●	the impact of a possible change in the federal or state income tax rate on our deferred tax assets and provision for income tax expense;

●	our ability to implement our growth strategy, including via acquisitions;

●	the possibility that any of the anticipated benefits of acquisitions will not be realized or will not be realized within the expected time period;

●	the risk that the integration of acquisition operations will be materially delayed or will be more costly or difficult than expected;

●	the effect of mergers on customer relationships and operating results; and

●	other risks detailed from time to time in filings made by us with the SEC.

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The foregoing factors should not be considered an exhaustive list and should be read together with the other cautionary statements included in this prospectus, the accompanying prospectus supplement and the documents incorporated by reference herein or therein, as the case may be. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by applicable law.

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About Byline Bancorp, Inc.

Company Overview

We are a bank holding company incorporated in the state of Delaware and headquartered in Chicago, Illinois. Our banking subsidiary, Byline Bank, an Illinois state-chartered bank, is a full service commercial bank, and has been a part of the Chicago banking community for over 100 years. Through Byline Bank, we offer a broad range of banking products and services to small and medium sized businesses, commercial real estate and financial sponsors and to consumers who generally live or work near our branches. We also offer online accounting opening to consumer and business customers through our website and provide trust and wealth management services to our customers. In addition to our traditional commercial banking business, we provide small ticket equipment leasing solutions through Byline Financial Group, a wholly-owned subsidiary of Byline Bank, headquartered in Bannockburn, Illinois, with sales offices in Illinois, and sales representatives in Illinois, Florida, Michigan, New Jersey, and New York. We also participate in U.S. government guaranteed lending programs and originate U.S. government guaranteed loans. Byline Bank was the fifth most active originator of Small Business Administration (“SBA”) loans in the country and the most active SBA lender in Illinois and Wisconsin, as reported by the SBA for the quarter ended September 30, 2022.

As of September 30, 2022, we had consolidated total assets of $7.3 billion, total gross loans and leases outstanding of $5.3 billion, total deposits of $5.6 billion, and total stockholders’ equity of $747.6 million.

Principal Offices and Additional Information

Our principal executive office is located at 180 North LaSalle Street, Suite 300, Chicago, Illinois 60606. Our telephone number is (773) 244-7000, and our website address is www.bylinebancorp.com. Information on our website is not a part of this prospectus and is not incorporated herein. Our common stock is traded on the NYSE under the ticker symbol “BY”.

You should read this prospectus and any prospectus supplement together with the additional information contained under the heading “Where You Can Find More Information”.

Risk Factors

Investing in our securities involves risks. You should carefully consider these risks, as well as the risks, uncertainties and other factors described in our 2021 Annual Report, as may be supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement, before investing in our securities. Our financial condition, results of operations or cash flows could be materially adversely affected by any of these risks. The risks and uncertainties described in the documents incorporated by reference herein are not the only risks and uncertainties that we may face.

For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Use of Proceeds

We intend to use the net proceeds from the sales of the securities in the manner set forth in the applicable prospectus supplement, which may include general corporate purposes.

Description of Capital Stock

The following description of our capital stock is a summary of the material terms of our amended and restated certificate of incorporation and amended and restated bylaws. Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, these documents, which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part, and applicable law.

General

Our authorized capital stock consists of 150,000,000 shares of common stock, $0.01 par value per share, and 25,000,000 shares of preferred stock, par value $0.01 per share. As of September 30, 2022, there were 39,515,466 shares of our common stock issued and 37,465,902 shares of our common stock outstanding; no shares of our preferred stock were issued and outstanding. The authorized but unissued shares of our capital stock will be available for future issuance without stockholder approval, unless otherwise required by applicable law or the rules of any applicable securities exchange. All of our issued and outstanding shares of common stock are validly issued, fully paid and non-assessable.

Common Stock

Subject to the rights and preferences granted to holders of our preferred stock then outstanding, and except with respect to voting rights, conversion rights and certain distributions of our capital stock, holders of our common stock rank equally with respect to distributions and have identical rights, preferences, privileges and restrictions, including the right to attend meetings and receive any information distributed by us with respect to such meetings.

Dividends. Holders of our common stock are equally entitled to receive ratably such dividends as may be declared from time to time by our board of directors out of legally available funds. In no event will any stock dividends or stock splits or combinations of stock be declared or made on common stock unless the shares of common stock at the time outstanding are treated equally and identically, provided that, in the event of a dividend of common stock, shares of common stock shall only be entitled to receive shares of common stock. The ability of our board of directors to declare and pay dividends on our common stock is subject to the laws of the state of Delaware, applicable federal and state banking laws and regulations, and the terms of any senior securities (including preferred stock) we may then have outstanding. Our principal source of income is dividends that are declared and paid by Byline Bank on its capital stock. Therefore, our ability to pay dividends is dependent upon the receipt of dividends from Byline Bank.

Voting rights. Each holder of our common stock is entitled to one vote for each share of record held on all matters submitted to a vote of stockholders, except as otherwise required by law and subject to the rights and preferences of the holders of any outstanding shares of our preferred stock. Holders of our common stock are not entitled to cumulative voting in the election of directors. Directors are elected by a plurality of the votes cast.

Liquidation rights. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all of our assets remaining after payment of liabilities, including, but not limited to, the liquidation preference of any then outstanding preferred stock. Because we are a bank holding company, our rights and the rights of our creditors and stockholders to receive the assets of any subsidiary upon liquidation or recapitalization may be subject to prior claims of our subsidiary’s creditors, except to the extent that we may be a creditor with recognized claims against our subsidiary.

Preemptive and other rights. Holders of our common stock are not entitled to any preemptive, subscription or redemption rights, and no sinking fund will be applicable to our common stock.

Preferred Stock; Depositary Shares

Our amended and restated certificate of incorporation authorizes our board of directors to issue up to 25,000,000 shares of preferred stock, in one or more series. Unless required by law or any stock exchange, the authorized but unissued shares of preferred stock will be available for issuance without further action by our stockholders. Our board of directors is authorized to divide the preferred stock into series and, with respect to each series, to fix and determine the designation, terms, preferences, limitations and relative rights thereof, including dividend rights, dividend rates, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. Subject to the rights of the holders of any series of preferred stock, the number of authorized shares of any series of preferred stock may be increased (but not above the total number of shares of preferred stock authorized under our amended and restated certificate of incorporation) or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares. Without stockholder approval, we could issue preferred stock that could impede or discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders may believe is in their best interests or in which they may receive a premium for their common stock over the market price of the common stock.

We do not have any shares of our preferred stock issued or outstanding as of the date of this prospectus.

Preferred stock and depositary shares offered hereby

We may sell shares of our preferred stock, par value of $0.01 per share, in one or more series. To establish a series of preferred stock, our board of directors must set the terms thereof. Our board of directors will fix the designations, voting powers, rights, preferences and privileges of each series, as well as the qualifications, limitations or restrictions thereof, of the preferred stock of each series that we offer under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include:

●	the title and stated value;

●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price per share;

●	the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	whether the preferred stock will be convertible into our common stock or other securities of ours, including depositary shares and warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

●	any listing of the preferred stock or depositary shares on any securities exchange or market;

●	voting rights, if any, of the preferred stock;

●	preemption rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	whether interests in the preferred stock will be represented by depositary shares;

●	a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

Authorized but Unissued Capital Stock

The Delaware General Corporation Law (the “DGCL”) does not generally require stockholder approval for the issuance of authorized shares. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions. However, the listing requirements of the NYSE, which would apply so long as the common stock remains listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock.

One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities they may believe are in their best interests or in which they may receive a premium for their common stock over the market price of the common stock.

Anti-Takeover Provisions in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Business Combination Statute. We have elected to opt out of Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, subject to certain exceptions.

Federal banking law. The ability of a third party to acquire our stock is also limited under applicable U.S. banking laws, including regulatory approval requirements. The BHC Act requires any “bank holding company” to obtain the approval of the Federal Reserve before acquiring, directly or indirectly, more than 5% of our outstanding common stock. Any “company” (as defined in the BHC Act) other than a bank holding company is required to obtain the approval of the Federal Reserve before acquiring “control” of us. “Control” generally means (i) the ownership or control of 25% or more of a class of voting securities, (ii) the ability to elect a majority of the directors or (iii) the ability otherwise to exercise a controlling influence over management and policies. A person, other than an individual or a qualified family partnership, that controls us for purposes of the BHC Act is subject to regulation and supervision as a bank holding company under the BHC Act. In addition, under the Change in Bank Control Act of 1978, as amended, and the Federal Reserve’s regulations thereunder, any person, either individually or acting through or in concert with one or more persons, is required to provide notice to the Federal Reserve prior to acquiring, directly or indirectly, 10% or more of our outstanding common stock (or any other class of our voting securities).

Requirements for advance notification of stockholder nominations and proposals. Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors. These procedures provide that notice of such stockholder proposal must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. The notice must contain certain information required to be provided by our amended and restated bylaws.

Limits on written consents. Our amended and restated certificate of incorporation provides that any action to be taken by the stockholders that the stockholders are required or permitted to take must be effected at a duly called annual or special meeting of stockholders. Our stockholders are not permitted to take action by written consent.

Limits on special meetings. Subject to the rights of the holders of any series of preferred stock, special meetings of the stockholders may be called only by (i) our board of directors, (ii) the Chairperson of the board of directors, (iii) our Chief Executive Officer, (iv) our President or (v) our Executive Vice President.

Amending our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Our amended and restated certificate of incorporation may be amended or altered in any manner provided by the DGCL. Our amended and restated bylaws may be adopted, amended, altered or repealed by stockholders only upon the affirmative vote of holders of a majority of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote thereon. Additionally, our amended and restated certificate of incorporation provides that our amended and restated bylaws may be amended, altered or repealed by our board of directors by a majority vote.

Sole and Exclusive Forum

Our amended and restated bylaws provide that, unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws or (iv) any action asserting a claim that is governed by the internal affairs doctrine. Any person purchasing or otherwise acquiring any interest in any shares of our capital stock shall be deemed to have notice of and to have consented to this provision of our amended and restated bylaws. This choice of forum provision may have the effect of discouraging lawsuits against us and our directors, officers, employees and agents. However, the exclusive forum clause described above shall not apply to suits brought to enforce a duty or liability created by federal law, including the Exchange Act and the Securities Act, for which the federal courts have exclusive jurisdiction. To the extent the exclusive forum provision restricts the courts in which our stockholders may bring claims arising under the Securities Act, there is uncertainty as to whether a court would enforce such provision. Our stockholders will not be deemed to have waived compliance with the federal securities laws and the rules and regulations thereunder.

Indemnification and Limitation of Liability

Our amended and restated bylaws provide generally that we will indemnify and hold harmless, to the full extent permitted by law, our directors, officers, employees and agents, as well as other persons who have served as our directors, officers, employees or agents and other persons who serve or have served at our request at another corporation, limited liability company, public limited company, partnership, joint venture, trust, employee benefit plan, fund or other enterprise in connection with any actual or threatened action, suit or proceeding, subject to limited exceptions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Finally, our ability to provide indemnification to our directors and officers is limited by federal banking laws and regulations.

Our amended and restated certificate of incorporation limits, to the full extent permitted by law, the personal liability of our directors in actions brought on our behalf or on behalf of our stockholders for monetary damages as a result of a director’s breach of fiduciary duty while acting in a capacity as a director. Our amended and restated certificate of incorporation does not eliminate or limit our right or the right of our stockholders to seek injunctive or other equitable relief not involving monetary damages.

Listing

Our common stock is listed on the NYSE under the symbol “BY”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Description of Debt Securities

Summary

The following description of the terms of the senior debt securities (the “Senior Debt Securities”) and the subordinated debt securities (the “Subordinated Debt Securities”) to be issued by Byline (sometimes referred to as the “Debt Securities” in this “Description of Debt Securities”) sets forth certain general terms and provisions. The particular terms of the Debt Securities of any series will be contained in a prospectus supplement. The prospectus supplement will describe the following terms of the debt securities:

●	the title of the series of Debt Securities;

●	whether the Debt Securities of the series are Senior Debt Securities or Subordinated Debt Securities;

●	any limit upon the aggregate principal amount of the Debt Securities of the series;

●	the price (expressed as a percentage of the aggregate principal amount thereof) at which Debt Securities of the series will be issued;

●	the Person to whom any interest on a Debt Security of the series will be payable, if other than the Person in whose name that Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

●	the date or dates on which the principal of the Debt Securities of the series will be payable;

●	the rate or rates per annum at which the Debt Securities of the series will bear interest, if any (or the formula pursuant to which such rate or rates will be determined);

●	the date or dates from which any such interest will accrue and the dates on which such payment of any such interest will be payable and the Regular Record Dates for such interest payment dates;

●	if Debt Securities of the series are sold bearing no interest or below market interest, known as original issue discount securities, the amount payable upon acceleration and special tax, accounting and other considerations;

●	the place or places where the principal of (and premium, if any, on) and interest, if any, on the Debt Securities of the series will be payable and the manner in which any payment may be made, if other than in accordance with the applicable procedures of the applicable depositary for Debt Securities issued in global form;

●	the period or periods within which, the price or prices at which, and the terms and conditions upon which, Debt Securities of the series may be redeemed, in whole or in part, at the option of Byline;

●	the obligation, if any, of Byline to redeem, repay or purchase Debt Securities of the series pursuant to any sinking fund or analogous provision or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, such Debt Securities will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

●	the denominations in which the Debt Securities of the series will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

●	the currency, currencies, composite currency, composite currencies or currency units in which payment of principal of (or premium, if any, on) or interest, if any, on Debt Securities of the series will be payable, if other than the currency of the United States of America, and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose;

●	if the principal of (or premium, if any, on) or interest, if any, on Debt Securities of the series is to be payable, at the election of Byline or a holder thereof, in one or more currencies, composite currencies or currency units other than that or those in which such series of Debt Securities are stated to be payable, the currency, currencies, composite currency, composite currencies or currency units in which payment of the principal of (or premium, if any, on) or interest, if any, on such Debt Securities as to which such election is made will be payable, and the period or periods within which, and the terms and conditions upon which, such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

●	the index, formula or other method, if any, with reference to which the amount of any payment of principal of (or premium, if any, on) or interest, if any, on Debt Securities of the series will be determined;

●	if the principal amount payable at the Stated Maturity of the Debt Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which will be deemed to be the principal amount of such Debt Securities as of any such date for any purpose, including the principal amount which will be due and payable upon any Maturity other than the Stated Maturity or which will be deemed to be outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount will be determined);

●	the portion of the principal amount of the Debt Securities of the series that will be payable upon acceleration of the maturity thereof, if other than the entire principal amount thereof;

●	the terms, if any, relating to the issuance, payment or conversion of any Debt Securities of the series that may be converted into securities or other property other than Debt Securities of the same series and of like tenor, whether in addition to, or in lieu of, any payment of principal or other amount and whether at the option of Byline or otherwise;

●	any addition to, elimination of or other change in the Events of Default or, in the case of Subordinated Debt Securities, Defaults, that apply to the Debt Securities of the series and any change in the rights of the trustee or the required holders of those Debt Securities to declare the principal thereof due and payable;

●	whether either or both of the provisions of the Indenture applicable to a particular series of Debt Securities (the “Applicable Indenture”) described under “-Legal Defeasance and Covenant Defeasance” will be applicable to the Debt Securities of the series;

●	if Debt Securities are sold for one or more foreign currencies, composite currencies, or currency units, or principal, interest or premium are payable in one or more foreign currencies, composite currencies, or currency units, the restrictions, elections, tax consequences and other information regarding the issue and one or more foreign currencies, composite currencies, or currency units;

●	if the Debt Securities are Subordinated Debt Securities, whether the subordination provisions summarized below or other subordination provisions will be applicable to such Subordinated Debt Securities;

●	any change in the actions permitted or required to be taken by or on behalf of the holders of the Debt Securities of the series, including any such change that permits or requires any or all such actions to be taken by or on behalf of the holders of any specific Debt Securities of the series rather than or in addition to the holders of all Debt Securities of the series;

●	the remarketing or extension features, if any, of the Debt Securities of the series;

●	any addition to, elimination of or other change in the covenants that apply to the Debt Securities of the series; and

●	any other material terms of the Debt Securities of the series.

The terms of any Debt Security of a series may differ from the terms of other Debt Securities of the same series. The matters referenced above may be established and set forth or determined as described with respect to all or any specific Debt Securities of a series (in each case to the extent permitted by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”)).

Unless otherwise stated in a prospectus supplement, the Debt Securities of each series will be represented by fully registered global certificates issued as global Debt Securities to be deposited with a depositary with respect to that series, instead of paper certificates issued to each individual owner. The depositary arrangements that will apply, including the manner in which principal of (and premium, if any, on) and interest, if any, on the Debt Securities of any series and other payments will be payable are discussed in more detail under the heading “Global Securities.”

The Senior Debt Securities may be issued in one or more series under a senior indenture that Byline will enter into with U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee (the “Senior Indenture”). The form of the Senior Indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The Subordinated Debt Securities may be issued in one or more series under an indenture that Byline entered into with U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee (the “Subordinated Indenture”). The Subordinated Indenture is filed as an exhibit to the registration statement of which this prospectus is a part.

U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association) has been appointed as, and will act as paying agent, authenticating agent and security registrar under, each of the Senior Indenture and the Subordinated Indenture, unless otherwise stated in a prospectus supplement.

The Senior Indenture and the Subordinated Indenture are sometimes referred to collectively as the “Indentures.” The Indentures are qualified under the Trust Indenture Act. The Debt Securities of each series will be established under the Applicable Indenture pursuant to a supplemental indenture, resolution of Byline’s board of directors or a committee thereof or officers’ certificate. The trustee on the Applicable Indenture is referred to as the “Trustee.”

The Indentures do not limit the aggregate principal amount of the Debt Securities or of any particular series of Debt Securities that may be issued thereunder and provide that Debt Securities may be issued from time to time in series. In addition, a series of Debt Securities may be reopened in order to issue additional Debt Securities of that series in the future without the consent of the holders of Debt Securities of that series.

The following summaries of certain provisions of the Senior Debt Securities, the Subordinated Debt Securities and the Indentures are not complete. For a complete description of these Debt Securities you should read the Applicable Indenture, including the definitions therein of certain terms. Each Indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and the following summaries do not purport to be complete and are qualified in their entirety by reference to the Indentures.

Debt Securities Issued by Byline under the Senior Indenture or the Subordinated Indenture

Wherever we refer to particular sections, articles or defined terms of the Applicable Indenture we are incorporating those sections, articles or defined terms into this prospectus by reference. Capitalized terms not otherwise defined herein shall have the meaning given to them in the Applicable Indenture.

The Senior Debt Securities will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. The Subordinated Debt Securities will be our unsecured subordinated obligations.

Because Byline is a holding company, Byline’s rights and the rights of our creditors, including the holders of the Debt Securities, to a share of the assets of any subsidiary upon the liquidation or recapitalization of the subsidiary will be subject to the prior claims of the subsidiary’s creditors (including, in the case of bank subsidiaries, their depositors), except to the extent that Byline may itself be a creditor with recognized claims against the subsidiary. Accordingly, the Debt Securities will be effectively subordinated to all existing and future liabilities of Byline’s subsidiaries, and holders of Debt Securities should look only to Byline’s assets for payments on the Debt Securities.

Unless otherwise provided in a prospectus supplement:

●	principal of (and premium, if any, on) and interest, if any, on the Debt Securities issued by Byline will be payable, and the Debt Securities will be exchangeable and transfers thereof will be registerable, at the office or agency of the applicable Trustee maintained for such purpose, except that, at Byline’s option, interest may be paid (i) by mailing a check to the address of the person entitled thereto as it appears in the security register or (ii) by wire transfer in immediately available funds at the place and to the account as the Person entitled thereto may designate, as specified in the security register in writing not less than ten days before the interest payment date, and provided that payment on Debt Securities issued as global Debt Securities may be made pursuant to the applicable depositary’s applicable procedures (Sections 202, 305 and 1002);

●	the Debt Securities of each series will be issued only in registered form without coupons and in denominations of $1,000 and integral multiples thereof (Section 302); and

●	we will not pay any additional amounts on the notes to compensate any holder or beneficial owner for any United States tax withheld from payments of principal or interest on the Debt Securities (Section 1001).

No service charge will be made for any registration of transfer or exchange of the Debt Securities, but Byline may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 305).

Debt Securities may be issued with original issue discount if they are sold at a substantial discount below their principal amount. Special federal income tax, accounting and other considerations applicable thereto will be described in the prospectus supplement relating thereto. (Section 101).

If any index or formula is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Debt Securities, special United States federal income tax, accounting and other considerations applicable thereto will be described in the prospectus supplement relating thereto.

If the Debt Securities are denominated in whole or in part in any currency, currencies, composite currency, composite currencies or currency units other than the currency of the United States of America, if the principal of (or premium, if any, on) or interest, if any, on the Debt Securities are to be payable at the election of Byline or a holder thereof, in any currency, currencies, composite currency, composite currencies or currency units other than that in which such Debt Securities are to be payable, or if any index is used to determine the amount of payments of principal of (or premium, if any, on) or interest, if any, on the Debt Securities of any series, special federal income tax, accounting and other considerations applicable thereto will be described in the prospectus supplement relating thereto.

The Indentures do not contain any provisions that would provide protection to holders of the Debt Securities against a sudden and dramatic decline in credit quality of Byline resulting from any highly leveraged transaction, takeover, merger, recapitalization or similar restructuring or change in control.

The Indentures allow us to merge or consolidate with another company, or to sell all or substantially all of our assets to another company, provided that certain conditions are satisfied. If these events occur, the other company will be required to assume our responsibilities relating to the Debt Securities, and we will be released from all liabilities and obligations. See “– Consolidation, Merger and Sale of Assets” for a more detailed discussion.

The Indentures provide that holders of a majority of the total principal amount of outstanding Debt Securities of any series may vote to change certain of our obligations or certain of your rights concerning the Debt Securities of that series. However, to change the amount or timing of principal, interest or other payments under the Debt Securities, every holder in the series must consent. See “– Modification of the Indentures” for a more detailed discussion.

Subordination of Subordinated Debt Securities

The payment of the principal of (and premium, if any, on) and interest, if any, on the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture, be subordinated in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Subordinated Indenture). Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency or similar proceedings of Byline, the holders of all Senior Indebtedness will first be entitled to receive payment in full of all amounts due or to become due thereon before the holders of the Subordinated Debt Securities will be entitled to receive any payment in respect of the principal of (or premium, if any, on) or interest, if any, on the Subordinated Debt Securities. In the event of the acceleration of the maturity of any Subordinated Debt Securities, the holders of all Senior Indebtedness will first be entitled to receive payment in full of all amounts due thereon before the holders of the Subordinated Debt Securities will be entitled to receive any payment upon the principal of (or premium, if any, on) or interest, if any, on the Subordinated Debt Securities. No payments on account of principal of (or premium, if any, on) or interest, if any, on the Subordinated Debt Securities or on account of the purchase or acquisition of Subordinated Debt Securities may be made if there shall have occurred and be continuing either a default in any payment with respect to Senior Indebtedness or any event of default permitting the holders of any Senior Indebtedness to declare such Senior Indebtedness due and payable prior to the date on which such Senior Indebtedness would otherwise have become due and payable, or if any judicial proceeding shall be pending with respect to any such default. However, none of the foregoing will prevent the satisfaction of any sinking fund payment with respect to certain Securities, as described in the Subordinated Indenture, which have been acquired prior to such default. (Article Thirteen of the Subordinated Indenture).

By reason of such subordination in favor of the holders of Senior Indebtedness, in the event of insolvency, creditors of Byline who are not holders of Senior Indebtedness or of the Subordinated Debt Securities may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of the Subordinated Debt Securities.

Unless otherwise specified in the prospectus supplement relating to Subordinated Debt Securities of a particular series offered thereby, Senior Indebtedness is defined in the Subordinated Indenture as (a) all indebtedness and obligations of, or guaranteed or assumed by, Byline that are for borrowed money, or are evidenced by bonds, debentures, notes or other similar instruments, or are deferred obligations for the payment of the purchase price of property or assets, in each case, whether outstanding on the date of the Subordinated Indenture or thereafter created, incurred, assumed or guaranteed, (b) obligations of Byline that are similar to those in clause (a) above and arise from off-balance sheet guarantees and direct credit substitutes, in each case, whether outstanding on the date of the Subordinated Indenture or thereafter created, incurred, assumed or guaranteed, and (c) all obligations of Byline associated with derivative products such as interest rate and foreign exchange contracts, commodity contracts and similar arrangements, in each case, whether outstanding on the date of the Subordinated Indenture or thereafter created, incurred, assumed or guaranteed, and, in the case of each of clauses (a), (b) and (c) above, all amendments, renewals, extensions, modifications and refunding of such indebtedness and obligations. However, in each case Senior Indebtedness shall not include (i) the Subordinated Debt Securities and (ii) other indebtedness of Byline as is by its terms expressly stated (A) not to be senior in right of payment to, or (B) to rank pari passu with, or (C) to rank junior in right of payment to, the Senior Debt Securities. (Section 101 of the Subordinated Indenture).

Byline’s obligations under the Subordinated Debt Securities shall rank equally in right of payment with each other.

The Subordinated Indenture does not limit or prohibit the incurrence of additional Senior Indebtedness, which may include indebtedness that is senior to the Subordinated Debt Securities but subordinate to other obligations of Byline. When issued, the Senior Debt Securities will constitute Senior Indebtedness.

In addition, the Subordinated Debt Securities may be fully subordinate to interests held by the U.S. government in the event we enter into a receivership, insolvency, liquidation or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act.

The prospectus supplement may further describe the provisions, if any, applicable to the subordination of the Subordinated Debt Securities of a particular series.

Conversion or Exchange

If and to the extent indicated in the applicable prospectus supplement, the Debt Securities of any series may be convertible or exchangeable into securities or other property other than Debt Securities of the same series. The provisions necessary to permit or facilitate the issuance, payment or conversion of such Debt Securities of any series will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of Byline, in which case the number or principal amount of such other securities to be received by the holders of Debt Securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Legal Defeasance and Covenant Defeasance

If the Debt Securities of a series may be subject to legal defeasance or covenant defeasance or either type of defeasance under the Applicable Indenture, the prospectus supplement relating to that series will so indicate.

If applicable to the Debt Securities of a series, “legal defeasance” means that Byline elects to defease and be discharged from any and all obligations with respect to such Debt Securities (including, in the case of Subordinated Debt Securities, the provisions described under “– Subordination of Subordinated Debt Securities”), except for the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of the Debt Securities and to hold moneys for payment in trust.

If applicable to Senior Debt Securities, “covenant defeasance” means that Byline elects to be released from its obligations with respect to such Senior Debt Securities under any covenants provided pursuant to Section 301(xviii), 901(2) or 901(7) of the Senior Indenture for the benefit of the holders of such Debt Securities and the consequences of the occurrence of an event specified in, in the case of Senior Debt Securities, Section 501(4) of the Senior Indenture, and, if applicable, any Event of Default specified pursuant to Section 501(7) of the Senior Indenture.

If applicable to Subordinated Debt Securities, “covenant defeasance” means that Byline elects to be released from its obligations with respect to such Subordinated Debt Securities under any covenants provided pursuant to Section 301(xviii), 901(2) or 901(7) of the Subordinated Indenture for the benefit of the holders of such Subordinated Debt Securities, the occurrence of an event specified in Section 503(c) of the Subordinated Indenture (with respect to any covenants provided pursuant to Section 301(xviii), 901(2) or 901(7) of the Subordinated Indenture), and, if applicable, pursuant to Section 501(3) of the Subordinated Indenture will not result in a Default, and the provisions described under “– Subordination of Subordinated Debt Securities” will cease to apply.

Legal defeasance or covenant defeasance, as applicable, will only occur upon the deposit with the applicable Trustee (or other qualifying trustee), in trust for such purpose, of (A) money in an amount, (B) U.S. Government Obligations that, through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount, (C) other obligations or arrangements as may be specified in the applicable prospectus supplement with respect to the such Debt Securities, or (D) a combination of thereof, in each case, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the applicable Trustee, to pay and discharge (i) the principal of (and premium, if any, on) and interest, if any, on such Debt Securities to maturity or redemption, as the case may be, and (ii) any mandatory sinking fund payments or analogous payments applicable to such Debt Securities on the due dates thereof. Before such a deposit Byline may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date or dates. As a condition to legal defeasance or covenant defeasance, Byline must deliver to the applicable Trustee an Opinion of Counsel (as specified in the Applicable Indenture) to the effect that the holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. In the case of legal defeasance, such opinion must refer to and be based upon a ruling of the Internal Revenue Service issued to Byline or published as a revenue ruling or upon a change in applicable federal income tax law, in any such case after the date of the Applicable Indenture.

Byline may exercise its legal defeasance option with respect to such Debt Securities notwithstanding its prior exercise of its covenant defeasance option. If Byline exercises its legal defeasance option, payment of such Debt Securities may not be accelerated because of an Event of Default. If Byline exercises its covenant defeasance option, payment of such Senior Debt Securities may not be accelerated by reference to the covenants noted in the description of covenant defeasance, and, with respect Subordinated Debt Securities, there may not be any default with respect to the covenants noted in the description of covenant defeasance. (Article 13 of the Applicable Indenture). However, with respect to such Senior Debt Securities, if such an acceleration were to occur, the realizable value at the acceleration date of the money and U.S. Government Obligations in the defeasance trust could be less than the principal and interest then due on such Debt Securities, in that the required deposit in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors.

A prospectus supplement may further describe the provisions, if any, applicable to legal defeasance or covenant defeasance with respect to the Debt Securities of a particular series.

Defaults

The Senior Indenture

The Senior Indenture defines an Event of Default with respect to any series of Senior Debt Securities as any one of the following events:

●	default for 30 days in payment of interest on any Senior Debt Security of that series;

●	default in payment of principal of (or premium, if any, on) any Senior Debt Security of that series at Maturity;

●	default in the deposit of any sinking fund payment, when and as due by the terms of a Senior Debt Security of that series;

●	default in the performance, or breach, of any covenant or warranty of Byline in the Senior Indenture or any Senior Debt Security of that series (other than a covenant or warranty solely for the benefit of Senior Debt Securities other than Senior Debt Securities of that series) and continuance of such default or breach for 90 days after due notice;

●	certain events of bankruptcy, insolvency or reorganization of Byline; and

●	any other Event of Default provided with respect to Senior Debt Securities of that series. (Section 501).

If an Event of Default (other than certain events of bankruptcy, insolvency or reorganization of Byline) occurs with respect to the Senior Debt Securities of any series, the Trustee or holders of not less than 25% of the outstanding principal amount of that series may declare the principal amount of all Senior Debt Securities of that series (or in the case of any Senior Debt Security of that series which specifies an amount to be due and payable thereon upon acceleration of its maturity, such amount as may be specified by the terms of such Senior Debt Security) immediately payable. However, upon certain conditions such declaration may be annulled, and past defaults (except, unless theretofore cured, a default in payment of principal of (or premium, if any, on) or interest, if any, on the Senior Debt Securities of that series and certain other specified defaults) may be waived, by the holders of a majority in principal amount of the outstanding Senior Debt Securities of any series on behalf of the holders of all Senior Debt Securities of such series.

If an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization of Byline occurs with respect to the Senior Debt Securities of any series, the principal amount of all the Senior Debt Securities of that series (or in the case of any Senior Debt Security of that series which specifies an amount to be due and payable thereon upon acceleration of its maturity, such amount as may be specified by the terms of such Senior Debt Security) will automatically, and without any declaration or other action on the part of the Trustee or any holder, become immediately due and payable. (Sections 502 and 513).

For Senior Debt Securities, acceleration will not be permitted for reasons other than a specified payment default or insolvency event that constitutes an Event of Default in respect of such Senior Debt Securities. Neither the Trustee nor any holders of such Senior Debt Securities will have any enforcement right or other remedy in respect of covenant breaches except as described below.

The Subordinated Indenture

The Subordinated Indenture defines an Event of Default with respect to any series of Subordinated Debt Securities as being certain events involving the bankruptcy, insolvency or reorganization of Byline and any other Event of Default provided with respect to Subordinated Debt Securities of that series. (Section 501).

If an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization of Byline occurs with respect to the Subordinated Debt Securities of any series, the principal amount of all the Subordinated Debt Securities of that series (or in the case of any Subordinated Debt Security of that series which specifies an amount to be due and payable thereon upon acceleration of its maturity, such amount as may be specified by the terms of such Subordinated Debt Security) will automatically, and without any declaration or other action on the part of the Trustee or any holder, become immediately due and payable. If an Event of Default (other than certain events of bankruptcy, insolvency or reorganization of Byline) occurs with respect to the Subordinated Debt Securities of any series, the Trustee or holders of not less than 25% of the outstanding principal amount of that series may declare the principal amount of all Subordinated Debt Securities of that series (or in the case of any Subordinated Debt Security of that series which specifies an amount to be due and payable thereon upon acceleration of its maturity, such amount as may be specified by the terms of such Subordinated Debt Security) immediately payable. However, upon certain conditions such declaration may be annulled, and past defaults (except, unless theretofore cured, a default in payment of principal of (or premium, if any, on) or interest, if any, on the Subordinated Debt Securities of that series and certain other specified defaults) may be waived, by the holders of a majority in principal amount of the outstanding Subordinated Debt Securities of any series on behalf of the holders of all Subordinated Debt Securities of such series. (Sections 502 and 513).

The Subordinated Indenture defines a Default with respect to Subordinated Debt Securities of any series as any one of the following events:

●	an Event of Default with respect to that series;

●	default for 30 days in payment of interest on any Subordinated Debt Security of that series;

●	default in payment of principal of (or premium, if any, on) any Subordinated Debt Security of that series at Maturity;

●	default in the deposit of any sinking fund payment, when and as due by the terms of a Subordinated Debt Security of that series;

●	default in the performance, or breach, of any covenant or warranty of Byline in the Subordinated Indenture or any Subordinated Debt Security of that series (other than a covenant or warranty solely for the benefit of Subordinated Debt Securities other than Subordinated Debt Securities of that series) and continuance of such default or breach for 90 days after due notice; or

●	any other Default provided with respect to Subordinated Debt Securities of that series.

In case a Default shall occur and be continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders by appropriate judicial proceedings as the Trustee deems most effectual.

For Subordinated Debt Securities, acceleration will not be permitted for reasons other than certain events of bankruptcy, insolvency or reorganization of Byline that constitute Events of Default; neither the Trustee nor any holders of the Subordinated Debt Securities will have any enforcement right or other remedy in respect of any other defaults under or breach of the Subordinated Indenture or any Subordinated Debt Securities except as described below. In addition, all the remedies available upon the occurrence of an Event of Default under the Subordinated Indenture will be subject to the restrictions on the Subordinated Debt Securities described above under “– Subordination of Subordinated Debt Securities.”

The Indentures

The Indentures provide that, if a default occurs with respect to Debt Securities of any series, within 90 days after the receipt by the applicable Trustee of written notice of a default, the applicable Trustee will deliver to the holders of Debt Securities of that series notice of such default if uncured and not waived as and to the extent provided by the Trust Indenture Act; provided that, except in the case of a default in the payment of the principal of (or premium, if any, on) or interest, if any, on any Debt Security of such series or payment of any sinking fund installment with respect to the Debt Securities of such series the Trustee will be protected in withholding such notice if and so long as it in good faith determines that the withholding of notice is in the best interest of the holders of the Debt Securities of such series. In addition, under the Senior Indenture, such notice shall not be given until 90 days after the occurrence of a default with respect to outstanding Senior Debt Securities of any series or breach of a covenant in the Senior Indenture (other than for a default in the payment of the principal of (or premium, if any, on) or interest, if any, on any Senior Debt Security of such series or payment of any sinking fund installment with respect to the Senior Debt Securities of such series. The term default with respect to any series of outstanding Debt Securities for the purpose only of this provision means the happening of any of the Events of Default (or any event which, or after notice or lapse of time or both would become, an Event of Default) or, in the case of the Subordinated Indenture, Defaults, specified in the Applicable Indenture and relating to such series of outstanding Debt Securities. (Section 602).

The Indentures provide that, subject to the duty of the Trustees during a default to act with the required standard of care, the Trustees will not be under an obligation to exercise any of their rights or powers under the Indentures at the request or direction of any of the holders, unless such holders shall have offered to the Trustees reasonable security or indemnity. (Sections 601 and 603). The Indentures provide that the holders of a majority in principal amount of outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for that series, or exercising any trust or other power conferred on such Trustee, provided that such Trustee may decline to act if such direction is contrary to law or the Applicable Indenture and may take any other action deemed proper which is not inconsistent with such direction. (Section 512).

Modification of the Indentures

From time to time Byline and the applicable Trustee may, without the consent of the holders of any series of Debt Securities, amend, waive or supplement each Indenture for specified purposes, including, among other things:

●	evidencing the succession of another person to Byline and the assumption by any such successor of the covenants of Byline;

●	adding to the covenants of Byline for the benefit of the holders of all or any Debt Securities of any series;

●	conveying, transferring, assigning, mortgaging or pledging any property to or with the Trustee, or securing the Debt Securities of any series, or providing for guarantees of the Debt Securities of any series;

●	surrendering any right or power conferred on Byline in the Applicable Indenture with respect to the Debt Securities of any series;

●	adding any additional Events of Default for the benefit of the holders of all or a Debt Securities of any series, and, under the Subordinated Indenture, adding additional Defaults for the benefit of all or any Subordinated Debt Securities of any series;

●	adding or changing any provisions to permit or facilitate the issuance of Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form;

●	adding to, changing or eliminating any of the provisions of the Indentures (including, without limitation, the covenants and Events of Default and Defaults (as applicable)), provided that any such addition, change or elimination shall not apply to any outstanding Debt Securities nor modify the rights of any holder of any such outstanding Debt Securities, or shall become effective only when there is no Debt Security outstanding of any series created prior to the execution of the supplemental indenture that is entitled to the benefit of such provision;

●	establishing the form or terms of Debt Securities of any series;

●	evidencing and providing for the acceptance of appointment under the Indentures by a successor Trustee with respect to the Debt Securities of one or more series and adding to or changing any of the provisions of the Indentures as shall be necessary to provide for or facilitate the administration of the trusts under the Indentures by more than one Trustee;

●	complying with the requirements of the SEC in order to effect or maintain the qualification of the Applicable Indenture under the Trust Indenture Act;

●	adding to or changing any of the provisions of the Indentures with respect to any Debt Securities that by their terms may be converted into securities or other property other than Debt Securities of the same series and of like tenor, in order to permit or facilitate the issuance, payment or conversion of such Debt Securities;

●	complying with the rules of any applicable depositary;

●	supplementing any of the provisions in the applicable Indenture to such extent as will be necessary to permit or facilitate the defeasance and discharge or covenant defeasance of any Debt Securities provided, in each case, that any such action shall not adversely affect the interests of the holders of Debt Securities or any other Debt Securities in any material respect; or

●	curing an ambiguity, correcting or supplementing any provision of the Applicable Indenture which may be defective or inconsistent with any other provision thereof, or making any other provisions with respect to matters or questions arising under the Applicable Indenture, not adversely affecting the interests of the holders of record of any Debt Securities in any material respect.

In addition, modification and amendments of each Indenture may be made by Byline and the Trustee under the Applicable Indenture, with the consent of the holders of not less than a majority in principal amount of each series of outstanding Debt Securities issued under such Indenture and affected thereby, by executing supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Applicable Indenture or modifying the rights of the holders of outstanding Debt Securities of such series, except that no such supplemental indenture may:

●	change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security;

●	reduce the principal amount of, or any premium or the rate of interest on, any Debt Security;

●	reduce the amount of principal of an original issue discount Debt Security or any other Security which would be payable upon acceleration of the Maturity thereof;

●	adversely affect any right of repayment at the option of the holder of any Debt Security;

●	reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

●	change the place or currency of payment of principal of (or premium, if any, on) or interest, if any, on, any Debt Security;

●	impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security on or after the Stated Maturity (or, in the case of redemption, on or after the Redemption Date);

●	if any Debt Security provides that the holder may require Byline to convert such Debt Security, impair such holder’s right to require conversion of such Debt Security on the terms provided therein;

●	reduce the percentage in principal amount of any outstanding Debt Securities, the consent of whose holders is required for modification or amendment of the Applicable Indenture, for waiver of compliance with certain provisions of the Applicable Indenture or for waiver of certain covenant defaults;

●	modify the provisions of the Applicable Indenture relating to modification and amendment of the Applicable Indenture; or

●	in the case of the Subordinated Indenture, modify the subordination provisions adverse to the holders of Senior Indebtedness, in each case, without such holders’ consent.

The Indentures provide, however, that each of the amendments and modifications listed in the first ten items above and, in the case of the Subordinated Indenture the eleventh item above, may be made with respect to all or any specific Debt Securities of any series with the consent of the holder of each outstanding Debt Security affected thereby. (Section 902 of the Indentures and Section 907 of the Subordinated Indenture).

Consolidation, Merger and Sale of Assets

Byline, without the consent of the holders of any of the Debt Securities under either of the Indentures, may consolidate with or merge into any other Person or convey, transfer or lease its assets substantially as an entirety to any Person, or permit any Person to consolidate with or merge into Byline, provided that:

●	if applicable, the successor is a Person organized under the laws of the United States, any State thereof or the District of Columbia;

●	the successor Person, if other than Byline, assumes Byline’s obligations on the Debt Securities and under the Indentures;

●	after giving effect to the transaction no Event of Default, or, in the case of the Subordinated Indenture, Default, and no event which, after notice or lapse of time, would become an Event of Default, or, in the case of the Subordinated Indenture, Default, shall have occurred and be continuing; and

●	certain other conditions are met. (Section 801).

Upon any consolidation or merger into any other Person or any conveyance, transfer or lease of Byline’s assets substantially as an entirety to any Person, the successor Person shall succeed to, and be substituted for, Byline under the Indentures, and Byline, except in the case of a lease, shall be relieved of all obligations and covenants under the Indentures and the Debt Securities to the extent it was the predecessor Person. (Section 802).

Sections 801 and 802 of the Indentures do not apply to conveyances, transfers or leases Byline’s assets substantially as an entirety to one or more Subsidiaries.

Outstanding Debt Securities

The Indentures provide that, in determining whether the holders of the requisite principal amount of outstanding Debt Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action under the Applicable Indenture, as of any date:

●	the portion of the principal amount of an original issue discount Debt Security that shall be deemed to be outstanding for such purposes shall be that portion of the principal amount thereof that would be due and payable as of such date upon the declaration of acceleration of the maturity thereof upon the occurrence and continuance of an Event of Default;

●	if, as of such date, the principal amount payable at the maturity of a Debt Security is not determinable, the principal amount of such Debt Security that will be deemed to be outstanding will be the amount as specified or determined as contemplated by Section 301 of the Applicable Indenture;

●	the portion of the principal amount of a Debt Security denominated in one or more foreign currencies, composite currencies or currency units that shall be deemed to be outstanding for such purpose shall be the U.S. dollar equivalent, determined on such date as contemplated by Section 301 of the Applicable Indenture, of the principal amount of such Debt Security (or, in the case of an original issue discount Debt Security, the amount determined as provided in the two items immediately above); and

●	Debt Securities owned by Byline or any other obligor upon the Debt Securities or any Affiliate of Byline or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Debt Securities which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded.

Governing Law

Debt Securities owned by Byline or any other obligor upon the Debt Securities or any Affiliate of Byline or of such other obligor shall not be deemed to be outstanding. (Section 101).

The Indentures and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

Waiver of Jury Trial

Under the Indentures, each of Byline, the Trustees and the holders of the Debt Securities irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the applicable Indenture, the Debt Securities or the transactions contemplated thereby.

Description of Warrants

The following description, together with the additional information we may include in any applicable prospectus supplement and in any related free writing prospectus that we may authorize to be distributed to you, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or in combination with common stock, preferred stock or debt securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, as well as any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectus, and the complete form of warrant or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that list the terms of the warrants.

General

In the applicable prospectus supplement, we will describe the terms of the series of warrants being offered, including, to the extent applicable:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable on exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased on such exercise;

●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable on the exercise of one warrant and the price at which these shares may be purchased on such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable on exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	a discussion of material or special U.S. federal income tax considerations of holding or exercising the warrants;

●	the terms of the securities issuable on exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable on such exercise, including:

●	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments on our liquidation, dissolution or winding up or to exercise voting rights, if any; or

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of (or premium, if any), or interest on, the debt securities purchasable on exercise or to enforce covenants in the applicable indenture.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as listed in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the specified time on the expiration date that we list in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

On receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable on such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand on us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable on exercise of, its warrants.

Description of Purchase Contracts

The following description, together with the additional information we may include in any applicable prospectus supplement and in any related free writing prospectus that we may authorize to be distributed to you, summarizes the material terms and provisions of the purchase contracts that we may offer under this prospectus. While the terms we have summarized below will apply generally to any purchase contracts that we may offer under this prospectus, we will describe the particular terms of any purchase contracts in more detail in the applicable prospectus supplement. To the extent that any particular terms of the purchase contracts described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable purchase contract for additional information before you decide whether to purchase any of our purchase contracts.

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of shares of our common stock, shares of our preferred stock, our debt securities or our warrants, or any combination thereof, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or variable number of shares of our common stock, shares of our preferred stock, our debt securities or our warrants or any combination of the above. The price of the securities subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and one or more of our other securities described in this prospectus securing the holder’s obligations under the purchase contract.

If we issue a purchase contract as part of a unit, the applicable prospectus supplement will state whether the purchase contract will be separable from the other securities in the unit before the purchase contract settlement date. The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure the holder’s obligations in a manner specified in the applicable prospectus supplement, and, in certain circumstances, we may deliver newly issued prepaid purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original purchase contract.

The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

●	whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

●	whether the purchase contracts are to be prepaid;

●	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance, or level of the securities subject to purchase under the purchase contract;

●	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

●	any applicable material U.S. federal income tax considerations; and

●	whether the purchase contracts will be issued in fully registered or global form.

Description of Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain U.S. federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

Global Securities

Book-Entry Settlement

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary (“DTC”), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

●	a limited-purpose trust company organized under the New York Banking Law;

●	a member of the Federal Reserve System;

●	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

●	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable Trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

●	DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

●	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

●	an event of default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the Trustee nor any agent of ours or of the Trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

Plan of Distribution

We may sell, transfer or otherwise dispose of the securities covered by this prospectus in any of the following ways (or in any combination thereof):

●	to or through underwriters or dealers;

●	through agents; or

●	directly to one or more purchasers.

These dispositions may be at fixed prices (which may change), at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

To the extent required by law, a prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, as applicable:

●	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of the securities, they will acquire such securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. The prospectus supplement will name the underwriter and describe the nature of any such relationship.

We may sell securities directly or through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The prospectus supplement will set forth the conditions to these contracts and the commissions we must pay for solicitation of these contracts.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any underwriters who are qualified market makers on NYSE may engage in passive market making transactions in the securities on NYSE in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid; however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Validity of Securities

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Vedder Price P.C., Chicago, Illinois. If the securities are being distributed in an underwritten offering and counsel for any underwriter passes on legal matters in connection with an offering of the securities, such counsel to the underwriters will be named in the applicable prospectus supplement.

Experts

The consolidated financial statements of Byline and its subsidiaries incorporated in this prospectus by reference from Byline’s Annual Report on Form 10-K for the year ended December 31, 2021 have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report which is incorporated by reference herein. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

$200,000,000
Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Purchase Contracts
Units

PROSPECTUS

                                    , 2023

PART II INFORMATION NOT REQUIRED IN A PROSPECTUS

Item 14.                 Other Expenses of Issuance and Distribution

The following table sets forth those expenses to be incurred by us in connection with the securities being registered hereby. All amounts, other than the Securities and Exchange Commission (the “SEC”) registration fee, are estimated and actual costs and expenses may vary significantly from such estimates based on the number and nature of offering(s) in which securities are issued.

Type	Amount
SEC registration fee	$22,040
Printing expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous expenses	*
Total	*

* These fees are not presently known and cannot be estimated at this time, as they will be based upon, among other things, the amount and type of security being offered as well as the number and manner of offerings.

Item 15.                 Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”), grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of being or having been in any such capacity, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe such person’s conduct was unlawful, except that with respect to an action or suit brought by or in the right of the corporation such indemnification is limited to expenses (including attorneys’ fees) in connection with the defense or settlement of such action or suit. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The registrant’s amended and restated bylaws provide for indemnification by the registrant of its directors, officers, employees and agents to the fullest extent permitted by the DGCL, subject to limited exceptions.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (iv) for any transaction from which the director derived an improper personal benefit. The registrant’s amended and restated certificate of incorporation provides for such limitation of liability.

The registrant maintains insurance policies under which coverage is provided (a) to its directors and officers, in their respective capacities as such, against loss arising from a claim made for any actual or alleged wrongful act, and (b) to itself with respect to payments which the registrant may make to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

The foregoing statements are subject to the detailed provisions of the DGCL and the full text of the amended and restated certificate of incorporation and amended and restated bylaws, which are incorporated herein by reference to Exhibit 3.1 and Exhibit 3.2, respectively, to our most recent Annual Report on Form 10-K filed on March 7, 2022.

Item 16.                 Exhibits

The following exhibits are filed herewith or incorporated herein by reference unless otherwise indicated:

Exhibit No.	Description
1.1	Form of Underwriting Agreement for common stock.*
1.2	Form of Underwriting Agreement for preferred stock and/or depositary shares.*
1.3	Form of Underwriting Agreement for debt securities.*
3.1	Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to Byline’s Registration Statement on Form S-1, as amended (File No. 333-218362), filed on June 19, 2017 and incorporated herein by reference).
3.2	Amended and Restated Bylaws (filed as Exhibit 3.2 to Byline’s Registration Statement on Form S-1, as amended (File No. 333-218362), filed on June 19, 2017 and incorporated herein by reference).
4.1	Form of Certificate of Designations of preferred stock.*
4.2	Form of Senior Debt Securities Indenture between Byline Bancorp, Inc., as Issuer, and U.S. Bank National Association, as Trustee (including form of senior debt securities) (filed as Exhibit 4.3 to the Registrant’s Registration Statement on Form S-3 (File No. 333-233583) and incorporated herein by reference).
4.3	Subordinated Debt Indenture between Byline Bancorp, Inc., as Issuer, and U.S. Bank National Association, as Trustee, dated as of June 26, 2020 (including form of subordinated debt securities) (filed as Exhibit 4.1 to Byline’s Current Report on Form 8-K (File No. 001-38139), filed on June 26, 2020 and incorporated herein by reference).
4.4	First Supplemental Indenture, dated as of June 26, 2020, between Byline Bancorp, Inc. and U.S. Bank National Association (filed as Exhibit 4.2 to Byline’s Current Report on Form 8-K (File No. 001-38139) filed on June 26, 2020 and incorporated herein by reference).
4.5	Form of Deposit Agreement, including form of Depositary Receipt.*
4.6	Form of Warrant Agreement.*
4.7	Form of Unit Agreement (including form of Unit).*
5.1	Opinion of Vedder Price P.C. regarding the validity of the securities being registered. ***
23.1	Consent of Moss Adams LLP.**
23.2	Consent of Vedder Price P.C. (included in Exhibit 5.1). ***
24.1	Power of Attorney (included on signature page to the Registration Statement). ***
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 (for senior debt securities). ***
25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 (for subordinated debt securities).***
107	Filing Fee Table***

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference into this registration statement in connection with an offering of these particular securities.
**	Filed herewith.
***	Previously filed.

Item 17.                  Undertakings

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on January 30, 2023.

BYLINE BANCORP, INC.

By:	/s/ Roberto R. Herencia
Roberto R. Herencia
Executive Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Roberto R. Herencia	Executive Chairman and Chief Executive Officer
Roberto R. Herencia	(Principal Executive Officer)	January 30, 2023

/s/ Thomas J. Bell III	Executive Vice President, Chief Financial Officer and Treasurer
Thomas J. Bell III	(Principal Financial Officer)	January 30, 2023

/s/ Maria Sherylle A. Olano	Senior Vice President and Chief Accounting Officer
Maria Sherylle A. Olano	(Principal Accounting Officer)	January 30, 2023

*
Alberto J. Paracchini	President and Director	January 30, 2023

*
Phillip R. Cabrera	Director	January 30, 2023

*
William G. Kistner	Director	January 30, 2023

S-1

Signature	Title	Date

*
Antonio del Valle Perochena	Director	January 30, 2023

*
Margarita Hugues Vélez	Director	January 30, 2023

*
Mary Jo S. Herseth	Director	January 30, 2023

*
Steven P. Kent	Director	January 30, 2023

* By:	/s/ Roberto R. Herencia
Roberto R. Herencia
Attorney-in-Fact

S-2